January 21, 2020

Orgenesis Inc. Announces $9.2 Million Private Placement

GERMANTOWN, Md., January 21, 2020 (GLOBE NEWSWIRE) -- Orgenesis Inc. (NASDAQ: ORGS) ("Orgenesis" or the "Company"), a leading cell and gene therapy enabling company providing centralized CDMO manufacturing and development services through its subsidiary MTH Global, Inc., as well as localized point-of-care development and processing centers, announced today that it has entered into a definitive securities purchase agreement with certain institutional investors, including The Phoenix Insurance Company Ltd. and Sphera Global Healthcare Master Fund, for the sale of 2,200,000 shares of the Company's common stock in a private placement at a purchase price of $4.20 per share and warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $5.50 per share.  The warrants are not exercisable until after six months and expire three years from the date of issuance.  The Company expects to receive gross proceeds of approximately $9,240,000 before deducting related offering expenses.  The Company intends to use the proceeds of this financing to expand its point-of-care (POCare) cell-therapy platform, which is designed to collect, process and supply therapeutic cells within the patient care setting for various treatments, as well as for general corporate purposes.  The offering is expected to close on or about January 23, 2020, subject to customary closing conditions.

The securities to be sold in this private placement will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and will be sold pursuant to Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Company has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors and shares of common stock issuable upon exercise of the warrants acquired by the investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Orgenesis

Orgenesis is a biopharmaceutical company specializing in the development, manufacturing and processing of technologies and services in the cell and gene therapy industry. The Company operates through two platforms: (i) a point-of-care ("POCare") cell therapy platform ("PT") and (ii) a Contract Development and Manufacturing Organization ("CDMO") platform conducted through its subsidiary, Masthercell Global. Through its PT business, the Company's aim is to further the development of Advanced Therapy Medicinal Products ("ATMPs") through collaborations and in-licensing with other pre-clinical and clinical-stage biopharmaceutical companies and research and healthcare institutes to bring such ATMPs to patients. The Company out-licenses these ATMPs through regional partners to whom it also provides regulatory, pre-clinical and training services to support their activity in order to reach patients in a point-of-care hospital setting. Through the Company's CDMO platform, it is focused on providing contract manufacturing and development services for biopharmaceutical companies. Additional information is available at: www.orgenesis.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, the success of our reorganized CDMO operations, the success of our partnership with Great Point, our ability to achieve and maintain overall profitability, the sufficiency of working capital to realize our business plans, the development of our trans-differentiation technology as therapeutic treatment for diabetes which could, if successful, be a cure for Type 1 Diabetes; our technology not functioning as expected; our ability to retain key employees; our ability to satisfy the rigorous regulatory requirements for new procedures; our competitors developing better or cheaper alternatives to our products and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact for Orgenesis:

David Waldman
Crescendo Communications, LLC
Tel: 212-671-1021
ORGS@crescendo-ir.com

Source: Orgenesis Inc.